                                                                   Exhibit 4.1

                               State of Delaware
                        OFFICE OF THE SECRETARY OF STATE


  I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "NORTHERN TRUST CORPORATION" FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1992, AT 10 O'CLOCK A.M.

  A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *
























                                                        Michael Ratchford
                                                        ------------------
                                                        Michael Ratchford,
                                                        Secretary of State

                                              Authentication:      *3608837
                                                        Date:     9/30/1992
732274027

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

    NORTHERN TRUST CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.  The name of the Corporation is Northern Trust Corporation.

        The date of filing its original Certificate of Incorporation, under the name Nortrust Corporation, with the Secretary of State was August 23, 1971.

        2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended of this Corporation, and there is no discrepancy between this Restated Certificate of Incorporation and the Certificate of Incorporation as heretofore amended of this Corporation.

        3. The text of the Certificate of Incorporation is restated hereby to read as herein set forth in full:

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

                                 ARTICLE FIRST

                                     Name

    The name of the Corporation is Northern Trust Corporation.

                                ARTICLE SECOND

                               Registered Office

    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

                                    Purposes

    The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

                             Capital Stock Classes

    The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 71,000,000 shares, which are divided into two classes as follows:

    1,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

    70,000,000 shares of Common Stock (Common Stock) $1.66-2/3 par value per share.

    The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                                       I

                                Preferred Stock

1.  Issuance in Series.

    Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of any one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division I.

2.  Authority of the Board with respect to Series.

    The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

      (a) the distinctive serial designation and the number of shares constituting a series;

                                       II

                                  Common Stock

1. Dividends.

  Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation.

  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

3. Voting Rights.

  Except as may be otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

                                      III

                                Other Provisions

1. Preemptive Rights.

  No stockholder shall have any preemptive right to subscribe to an additional issue of stock of any class or series or to any securities of the Corporation convertible into such stock.

2. Changes in Authorized Capital Stock.

  Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Restated Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

                                 ARTICLE FIFTH

                               Board of Directors

1. Powers of the Board.

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    (a)  To make, alter or repeal the by-laws of the Corporation.

    (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

    (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any reserve in the manner in which it was created.

    (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

    (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

2. Terms and Number of Board Members.

  The number of members of the Board of Directors will be fixed from time to time by the Board of Directors, but (subject to vacancies) in no event may there be less than three directors. Each director shall serve until the next annual meeting of stockholders or until his successor is elected.

  If any vacancy occurs in the Board of Directors during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

3. Cumulative Voting.

  At all elections of directors of the Corporation, each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                                 ARTICLE SIXTH

                                    Records

  The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                ARTICLE SEVENTH

                               Certain Contracts

  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

    1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

    2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

    3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE EIGHTH

                                Indemnification


1. Claim Brought by Third Parties.

  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against costs, charges and other expenses (including attorneys' fees) ("Expenses"), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. Claim By or in the Right of the Corporation.

  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3. Additional Indemnification.

  In addition to the indemnification provided for in paragraphs 1 and 2 of this Article Eighth, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of another corporation, partnership, join venture, trust or other enterprise by reason of the fact that he is or was serving or has agreed to serve at the request of the Corporation as a director of such other corporation, partnership, joint venture, trust or other enterprise against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding for breach of fiduciary duty as such director, except for liability: (i) for breach of the duty of loyalty to such other corporation, partnership, joint venture, trust or other enterprise; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for unlawful payment of a dividend or unlawful purchase or redemption of stock; or
(iv) for any transaction from which the director derived an improper personal benefit.

4. Successful Defense.

  To the extent that any person referred to in paragraphs 1, 2 or 3 of this Article Eighth has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

5. Determination of Conduct.

  Any indemnification under paragraphs 1, 2 or 3 of this Article Eighth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1, 2 or 3 of this Article Eighth. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

6. Advance Payment.

  Expenses incurred by any person referred to in paragraphs 1, 2 or 3 of this Article Eighth in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as provided in this Article Eighth.

7. Certificate of Incorporation Article Not Exclusive; Change in Law.

  The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article Eighth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article Eighth, the Corporation shall indemnify and make advancement of Expenses to any person referred to in paragraphs 1, 2 or 3 of this Article Eighth to the fullest extent permitted under the laws of the State of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

8. Contract Rights.

  All rights to indemnification and advancement of Expenses provided by this Article Eighth shall be deemed to be a contract between the Corporation and each person referred to in paragraphs 1, 2 or 3 of this Article Eighth. Any repeal or modification of this Article Eighth or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of Expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

9. Insurance.

  The Corporation shall have power to purchase and maintain insurance on behalf of any person referred to in paragraphs 1, 2 or 3 of this Article Eighth against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eighth or of Section 145 of the Delaware General Corporation Law.

10.  Indemnification of Employees or Agents.

  The Board of Directors may, by resolution, extend the indemnification and advancement of Expenses provisions of this Article Eighth to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

11.  Definition of Corporation.

  For purposes of this Article Eighth, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was or has agreed to become a director, officer, employee or agent of such constituent corporation, or is or was serving or has agreed to serve at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eighth with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

12.  Employee Benefit Plans.

  For purposes of this Article Eighth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article Eighth.

                                 ARTICLE NINTH

                         Stockholder Action by Consent

  Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                 ARTICLE TENTH

                                   Amendment

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE ELEVENTH

                         Limited Liability of Directors

  No person who was or is a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. For purposes hereof, "fiduciary duty as a director" shall include fiduciary duties arising in serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the Corporation" shall include liabilities to such other corporations, partnerships, joint ventures, trusts or other enterprises, and liabilities to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

                                _______________

    4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

    5. The capital of said Corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.


  IN WITNESS WHEREOF, Northern Trust Corporation has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by John B. Snyder, its Executive Vice President, and the same to be attested by Victoria Antoni, its Assistant Secretary, this 29th day of September, 1992.

                                                     John B. Snyder
                                          -------------------------------------
                                                     John B. Snyder
(SEAL)                                          Executive Vice President


          Victoria Antoni
- -------------------------------------
          Victoria Antoni
        Assistant Secretary

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE FIRST..............................................................   1

ARTICLE SECOND.............................................................   1

ARTICLE THIRD..............................................................   2

ARTICLE FOURTH.............................................................   2
       I.  Preferred Stock.................................................   2
              Issuance in Series...........................................   2
              Authority of the Board with respect to Series................   2
              Dividends....................................................   3
              Reacquired Shares............................................   4
              Voting Rights................................................   4
              Outstanding or Reserved for Issuance Preferred Stock.........   4
                  Series A Junior Participating Preferred Stock (subject
                    to Preferred Stock Purchase Rights)....................   5
                  Auction Preferred Stock, Series C........................   9
                  Flexible Auction Preferred Stock, Series D...............  31
                  6.25% Cumulative Convertible Preferred Stock, Series E...  60

       II. Common Stock....................................................  74
              Dividends....................................................  74
              Liquidation..................................................  74
              Voting Rights................................................  74

       III. Other Provisions...............................................  74
              Preemptive Rights............................................  74
              Changes in Authorized Capital Stock..........................  74

ARTICLE FIFTH..............................................................  75
       Powers of the Board.................................................  75
       Terms and Number of Board Members...................................  75
       Cumulative Voting...................................................  75

ARTICLE SIXTH..............................................................  76

ARTICLE SEVENTH............................................................  76

ARTICLE EIGHTH.............................................................  77
       Claim Brought by Third Parties......................................  77
       Claim By or in the Rights of the Corporation........................  77
       Additional Indemnification..........................................  78
       Successful Defense..................................................  78

                                                                           Page
                                                                           ----
       Determination of Conduct............................................  78
       Advance Payment.....................................................  78
       Certificate of Incorporation Article Not Exclusive; Change in Law...  78
       Contract Rights.....................................................  79
       Insurance...........................................................  79
       Indemnification of Employees or Agents..............................  79
       Definition of Corporation...........................................  79
       Employee Benefit Plans..............................................  80

ARTICLE NINTH..............................................................  80

ARTICLE TENTH..............................................................  80

ARTICLE ELEVENTH...........................................................  80

                               State of Delaware
                        OFFICE OF THE SECRETARY OF STATE


  I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NORTHERN TRUST CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1993, AT 4:30 O'CLOCK P.M.

  A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *


























                                                     William T. Quillen
                                                     -------------------
                                                     William T. Quillen,
                                                     Secretary of State

                                           Authentication:         *3869127
                                                    Date:         4/22/1993
733111021

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

    NORTHERN TRUST CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

    (1) The Corporation is regulated under the Bank Holding Company Act of 1956, 12 U.S.C., Section 1841, et seq., as that Act shall from time to time be amended;

    (2) At a meeting of the Board of Directors of the Corporation held on February 16, 1993, a resolution was adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, declaring the amendment to be advisable and directing that the amendment be considered at a meeting of stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

      BE IT RESOLVED that the Board of Directors of Northern Trust Corporation declares it advisable that the first sentence of Article Fourth of the Restated Certificate of Incorporation be amended by
    (1) increasing the total number of shares which the Corporation has the authority to issue, referred to in the second line of Article Fourth, by 9,000,000 shares, and (2) revising the third line of Article Fourth to read in its entirety as follows:

      "10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and".

      BE IT FURTHER RESOLVED that the foregoing proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next annual meeting of stockholders of the Corporation.

    (3) At a meeting of the Board of Directors of the Corporation held on February 16, 1993, resolutions were adopted setting forth a further proposed amendment of the Restated Certificate of Incorporation, declaring the amendment to be advisable and directing that the amendment be considered at a meeting of stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

      BE IT RESOLVED that the Board of Directors of Northern Trust Corporation declares it advisable that the first sentence of Article Fourth of the Restated Certificate of Incorporation be amended by
    (1) increasing the total number of shares which the Corporation has the authority to issue, referred to in the second line of Article Fourth, by 70,000,000 shares, and (2) revising the fourth line of Article Fourth to read in its entirety as follows:

      "140,000,000 shares of Common Stock (Common Stock), $1.66 2/3 par value per share."

      BE IT FURTHER RESOLVED that the foregoing proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next annual meeting of stockholders of the Corporation.

    (4) Thereafter, pursuant to such resolutions of its Board of Directors, the stockholders of the Corporation, at a meeting held on April 20, 1993, adopted both of the proposed amendments by voting the number of shares required by the statute in favor of each of the proposed amendments;

    (5) Each of the said amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

    (6) Accordingly, there has now been given all corporate authorization necessary to cause the first sentence of Article Fourth of the Restated Certificate of Incorporation to provide as follows:

           "The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 150,000,000 shares, which are divided into two classes as follows:

           10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

           140,000,000 shares of Common Stock (Common Stock),
     $1.66-2/3 par value per share."

    (7) The Capital of the Corporation will not be reduced under or by reason of the aforesaid amendments.


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


    IN WITNESS WHEREOF, NORTHERN TRUST CORPORATION has caused this Certificate to be signed and attested by its duly authorized officers, this 20th day of April, 1993.


                                                     NORTHERN TRUST CORPORATION



                                                     By:   David W. Fox
                                                           ------------
                                                           David W. Fox
                                                           Chairman of the Board

Attest:


Peter L. Rossiter
- -----------------
Peter L. Rossiter
Secretary


10245



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